November 1, 2007

VIA E-EMAIL: ron@betterbiodiesel.com, john@betterbiodiesel.com, jamesmcrawford@gmail.com, crawfordbiz@earthlink.net

Ron Crafts, Chairman and Chief Executive Officer
Better Biodiesel, Inc.

John Crawford, President, Chief Technology Officer and Director
Better Biodiesel, Inc.

Lynn Dean Crawford, Chief Operations Officer
Better Biodiesel, Inc.

James Crawford, Shareholder
Better Biodiesel, Inc.

Ron and Mary Crafts, Co-Owners
Culinary Crafts, LLC.

Mary Crafts

Re:
Letter of Intent for the Asset Sale and Mutual Settlement and Release Agreement between Better Biodiesel, Inc. and Ron Crafts, Mary Crafts, John Crawford, Lynn Dean Crawford, James Crawford and Culinary Crafts, LLC.

Gentlemen:

This letter of intent (the “LOI”), dated October 31, 2007, will confirm the general terms upon which Better Biodiesel, Inc., a Colorado corporation (“Better Biodiesel” or the “Company”), on the one hand, and Ron Crafts (“Mr. Crafts”), Mary Crafts (collectively, with Mr. Crafts, “the Crafts”), John Crawford, Lynn Dean Crawford and James Crawford (collectively, the “Crawfords”), and Culinary Crafts, LLC., a Utah limited liability company (“Culinary Crafts”), on the other hand, will enter into an Asset Sale and Mutual Settlement and Release Agreement (the “Agreement” or “Asset Sale”), whereby securities of Better Biodiesel shall be exchanged for the identified tangible and intangible assets (the “Assets”) and the assumption of certain liabilities (the “Liabilities”) of Better Biodiesel, as described in Section A(i)(a)-(e).  Upon the closing of the Agreement (the “Closing”), Better Biodiesel will assign the Assets and Liabilities to Mr. Crafts and/or the Crawfords in the manner described below.

We propose that the Agreement contain the following general terms and conditions.  This LOI supersedes and overrides any prior letter(s) of intent between the parties hereto.   The terms of this LOI, except where specifically stated or overridden by the proposed Agreement, shall expire if the Closing does not occur on or prior to November 30, 2007, unless otherwise extended by mutual written agreement.

A.           The Asset Sale.

(i)           Within three (3) business days following the execution of the Agreement, the Crafts and the Crawfords shall, upon the Company’s written instructions, transfer an aggregate of fifteen million seven hundred fifty thousand (15,750,000) shares of common stock of Better Biodiesel (the “Common Stock”) collectively held by Mr. Crafts and the Crawfords to the Company’s designated escrow agent (the “Escrow Agent”), and provide the Company with a written proxy executed by Mr. Crafts and each of the Crawfords individually, approving of the i) Company’s merger with Green Energy Technology, Inc.; and ii) name change of the Company to “Green Energy Technology, Inc.” (the “Consideration”).  In the event that the Closing does not occur, the Escrow Agent shall return the Common Stock to Mr. Crafts and the Crawfords within three (3) business days following the date of the Closing.  In return for the Consideration, at the Closing, Better Biodiesel shall deliver to Mr. Crafts and the Crawfords the following Assets and Liabilities, subject to customary due diligence:

(a)    One hundred percent (100%) of the membership interests in Domestic Energy Partners, LLC., a Utah limited liability company (“DEP”), to be distributed equally amongst Mr. Crafts and the Crawfords;

(b)     all accounts, contracts, equipment, furnishings, miscellaneous personal property, fixtures, general intangibles, documents and copyrights owned by Better Biodiesel and DEP;

(c)    all of the rights, title and interest held by Better Biodiesel in the invention indentified in United States Patent Application Serial Numbers 60/736,674 and 11/559,779, to be assigned to DEP;

(d)    all liabilities in connection with, or obligations owed to, Mr. Crafts and/or Culinary Crafts and the Crawfords; and

(e)     the 1966 Twin Cessna 320 airplane, Registration Number 13BP and Serial Number 320D0123.

B.           Agreement.

The Agreement shall include, contain or provide the following:

(i)           Representations and Warranties. Customary and usual representations and warranties by the parties shall certify these representations and warranties “to the best of its personal knowledge and information.”

(ii)           Expenses.  Better Biodiesel, Mr. Crafts, the Crawfords and Culinary Crafts shall bear their own expenses prior to the Closing.

(iii)           Retention of Assets. Until consummation or termination of the Agreement, the Assets shall not be sold or disposed of except with the written consent of the other parties.

(iv)           Resignations.  IT IS ALSO UNDERSTOOD, as a condition to the Agreement, that at the Closing, Mr. Crafts and the Crawfords shall each individually resign their respective positions from the Board of Directors (“Board”) and management of Better Biodiesel, as applicable, in a manner and upon terms acceptable to the parties to the Agreement.

(v)           Miscellaneous Provisions.

(a)           Better Biodiesel shall have received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation and/or the Closing of the Agreement, and all applicable legal requirements shall have been satisfied.

(b)           The Agreement shall be executed as soon as practicable and Better Biodiesel shall instruct its legal counsel to immediately prepare all necessary documentation upon the execution of this LOI.

(c)           The Board of Better Biodiesel and the requisite majority of the stock holders of Better Biodiesel and members of DEP required under applicable law shall have approved the Agreement.

(d)           All notices or other information deemed required or necessary to be given to any of the parties shall be given at the following addresses:

If to Better Biodiesel:

David M. Otto, Director and General Securities Counsel
The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101

With a copy to:

Gary Crook, Chief Financial Officer
Better Biodiesel, Inc.
355 South 1550 West
Spanish Fork, UT 84660

If to the Crafts, Crawfords and Culinary Crafts

Ron and Mary Crafts
690 West 350 North
Spanish Fork, UT 84660

John Crawford
3820 S. Elm
Tempe, AZ 85282
Dean Crawford:
5121 Yearling Ave
Irvine, CA 92064

James Crawford
c/o John Crawford
3820 S. Elm
Tempe, AZ 85282

Culinary Crafts, LLC
Attn: Ron or Mary Crafts
1400 West 400 North
Orem, Utah 84057

(e)           Any finder’s fee(s) or similar payment with respect to the Agreement shall be paid by the party or parties agreeing to such fee or payment.

(f)       The Agreement shall contain customary and usual indemnification and hold harmless provisions.

(g)           The transactions which are contemplated herein, to the extent permitted, shall be governed by and construed in accordance with the laws of the State of Washington.

(h)           Each party and its agents, attorneys and representatives shall have full and free access to the property, books and records of the other parties (the confidentiality of which the investigating party agrees to retain) for purposes of conducting due diligence.

(i)           The substance of any public announcement with respect to the Asset Purchase, other than notices required by law, shall be approved in advance by all parties or their duly authorized representatives.

(j)           For a period of thirty (30) days after the date of execution of this letter, Better Biodiesel, the Crafts, the Crawfords and Culinary Crafts agree that they will not, nor will they permit any of their respective representatives or agents to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any information to, any third persons or parties relating to any transaction the completion of which would likely make the Agreement or any related transaction impractical to complete.

C.           Counterparts.

This LOI may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute one agreement.

D.           Confidentiality.

As used in this LOI, “Confidential Information” means all nonpublic information disclosed by the one party or its agents to the other that is designated as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered as confidential.  Confidential Information includes, without limitation (i) nonpublic information relating to the party’s technology, customers, business plans, promotional and marketing activities, finances and other business affairs, and (ii) third-party information that the party is obligated to keep confidential.

The parties may use Confidential Information only in pursuance of its business relationship with the other party.  Except as expressly provided in this LOI, each party will not disclose Confidential Information to anyone without the other party’s prior written consent.  Each party will take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, those measures it takes to protect its own confidential information of a similar nature.

If the foregoing correctly sets forth the substance of the understanding of the parties, please execute this LOI in duplicate. Retain one copy for your records and return one to David M. Otto, The Otto Law Group, PLLC, 601 Union St., Suite 4500, Seattle, Washington 98101.

E.           Nature of this Letter of Intent.

This LOI merely evidences the intention of the parties hereto and shall not be legally binding, excepting Section D, above. The transactions contemplated herein may be terminated by any of the parties at any time prior to the execution of the Agreement, which shall be controlling thereafter, and each of the parties agrees to hold the others harmless for any attorney’s fees, accountant’s fees, expenses or other damages which may be incurred by failure to consummate the Agreement.

Agreed and accepted as of the date first written above.

On behalf of the Company:

/s/ David M. Otto
By:  David M. Otto
Its:   Director

On behalf of the Crafts, Crawfords and Culinary Crafts:

/s/ Ron Crafts
By:  Ron Crafts

/s/ Mary Crafts
By: Mary Crafts

/s/ Jon Crawford
By:  John Crawford

/s/ Lynn Dean Crawford
By:  Lynn Dean Crawford

/s/ James Crawford
By:  James Crawford

Culinary Crafts, LLC.

/s/ Ron Crafts
By:  Ron Crafts
Its:   Co-Owner

/s/ Mary Crafts
By:  Mary Crafts
Its:   Co-Owner

Cc:           Gary Crook, Chief Financial Officer, Better Biodiesel, Inc.